Exhibit 99.1

N2OFF Announces Reverse Stock Split

Neve Yarak, Israel, September 18, 2025 (GLOBE NEWSWIRE) — N2OFF, Inc.\ (NASDAQ: NITO) (FSE:80W) (“N2OFF” or the “Company”), a clean tech company engaged in sustainable solutions for the energy and agri-tech industries, announced that its Board of Directors has approved a one-for-thirty-five (1-for-35) reverse stock split of its common stock that is scheduled to become effective for Nasdaq purposes on September 22, 2025. Beginning on September 22, 2025, the Company’s common stock will trade on the Nasdaq Capital Market on a split adjusted basis under a new CUSIP number 80512Q501. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “NITO.” As previously disclosed, at the Special Meeting of the Stockholders of N2OFF held on June 28, 2024, the Company’s stockholders approved a proposal authorizing the Company’s Board of Directors, among other things, to effect a reverse stock split at a ratio in the range of 1-for-2 and 1-for-35 in order to increase the per share price and bid price of the Company’s common stock to regain compliance with the continued listing requirements of Nasdaq and make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base.

Upon effectiveness of the reverse stock split, every 35 shares of the Company’s outstanding common stock will be converted to one share of common stock. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase common stock.

No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, each such stockholder will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. The number of authorized shares of the Company’s common stock will not change, while the number of outstanding shares will be reduced from approximately 33 million to approximately 953 thousand.

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Securities Transfer Corporation, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. Securities Transfer Corporation can be reached at (469) 633-0101.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 31, 2024, a copy of which is also available at www.sec.gov or at https://www.n2off.com/investors-relations-sec-filings/.

About N2OFF, Inc.:

N2OFF, Inc. is a clean tech company engaged in sustainable solutions for energy and innovation for agri- tech. Through its operational activities it delivers integrated solutions for sustainable energy, greenhouse gas emissions reduction and safety, quality solutions for the agri- tech market. N2OFF is currently the lead investor in four solar projects in three different EU countries, all of which were introduced by Solterra Renewable Energy Ltd., a wholly owned subsidiary of Solterra Energy Ltd. Save Foods Ltd., N2OFF’s majority-owned Israeli subsidiary, focuses on post-harvest treatments in fruit and vegetables to control and prevent pathogen contamination. For more information visit our website: www.n2off.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties. Actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including market conditions as well as those discussed under the heading “Risk Factors” in N2OFF’s Annual Report on Form 10-K filed with the SEC on March 31, 2025, and in any subsequent filings with the SEC. Except as otherwise required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. We are not responsible for the contents of third-party websites.

Investor Relations Contacts:

Michal Efraty

michal@efraty.com